UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2010
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b)	Effective June 8, 2010, Joseph A. Ferrara left the Company’s employ as Chief Executive Officer and President and resigned as a director of Tollgrade Communications, Inc. (the “Company”) and its subsidiaries.

(c)	Effective June 8, 2010, Edward H. Kennedy, 55, was appointed as Chief Executive Officer and President of the Company. Mr. Kennedy has served on the Company’s Board of Directors since June 2009, and was elected Chairman of the Board in March 2010. In connection with his appointment as Chief Executive Officer and President, Mr. Kennedy will receive an annual base salary of $350,000 and will be eligible to participate in the Company’s other compensation and benefit plans available to executives and employees generally. The terms of Mr. Kennedy’s employment are intended to be documented in an agreement between the Company and Mr. Kennedy, which has not been completed as of the date of this filing. The Company will file an amendment to this report on Form 8-K following the completion of Mr. Kennedy’s agreement.
ITEM 7.01 REGULATION FD DISCLOSURE
A copy of the Company’s press release announcing the appointment of Mr. Kennedy as Chief Executive Officer and President is furnished as Exhibit 99.1 to this Report and is incorporated by reference into this Item 7.01.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	EXHIBITS
99.1	Press release dated June 8, 2010 announcing the appointment of Edward H. Kennedy as Chief Executive Officer and President.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNCIATIONS, INC.
Dated: June 11, 2010	By:	/s/ Jennifer M. Reinke
Jennifer M. Reinke
General Counsel

EXHIBIT INDEX
99.1	Press release dated June 8, 2010 announcing the appointment of Edward H. Kennedy as Chief Executive Officer and President.